UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________
FORM 8-K
______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2012

MORNINGSTAR, INC.
(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	000-51280 (Commission File Number)	36-3297908 (I.R.S. Employer Identification No.)
	22 West Washington Street Chicago, Illinois (Address of principal executive offices)	60602 (Zip Code)
(312) 696-6000 (Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report) __________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.'s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on July 6, 2012.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others,

•	general industry conditions and competition, including current global financial uncertainty;
•the impact of market volatility on revenue from asset-based fees;
•damage to our reputation resulting from claims made about possible conflicts of interest;
•liability for any losses that result from an actual or claimed breach of our fiduciary duties;
•financial services industry consolidation;
•a prolonged outage of our database and network facilities;
•challenges faced by our non-U.S. operations; and
•the availability of free or low-cost investment information.

A more complete description of these risks and uncertainties can be found in our Annual Report on Form 10-K for the year ended December 31, 2011. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we expect. We do not undertake to update our forward-looking statements as a result of new information or future events.

Investor Questions and Answers: June 2012

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to selected questions received through May 31, 2012. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

If you would like to submit a question, please send an e-mail to investors@morningstar.com, contact us via fax at 312-696-6009, or write to us at the following address:

Morningstar, Inc.
Investor Relations
22 W. Washington
Chicago, IL 60602

Top Five Products

1.
I noticed that you reclassified the top five products beginning in 2012. Do you have the updated historical comparisons going back for the past five years (or more) rather than for just the past two years as presented in the latest 10-Q?

We can't readily generate reclassified data going back five years, but we can provide it for the past four years, as shown below. (Note: Following our first-quarter 10-Q, we made some additional, minor reclassifications to revenue for Morningstar Advisor Workstation and Morningstar.com, which are reflected in the tables below.)

Top Five Products 2011	Revised Revenue ($000)	% of Consolidated Revenue
Morningstar Data	$140,594	22.3%
Morningstar Advisor Workstation	77,882	12.3%
Investment Advisory Services*	71,253	11.3%
Morningstar.com	56,352	8.9%
Morningstar Direct	52,481	8.3%

Top Five Products 2010
Morningstar Data	$131,488	23.7%
Morningstar Advisor Workstation	69,782	12.6%
Investment Advisory Services*	58,742	10.6%
Morningstar.com	51,756	9.3%
Morningstar Direct	38,069	6.9%

Top Five Products 2009
Morningstar Data	$102,940	21.5%
Morningstar Advisor Workstation	66,176	13.8%
Investment Advisory Services*	59,235	12.4%
Morningstar.com	41,345	8.6%
Morningstar Direct	29,968	6.3%

Top Five Products 2008
Morningstar Data	$83,573	16.6%
Investment Advisory Services*	76,150	15.2%
Morningstar Advisor Workstation	65,146	13%
Morningstar.com	48,361	9.6%
Principia	28,587	5.7%

* Previously Investment Consulting

Shares Outstanding

2.
I have a question related to company common stock outstanding and hope you may be able to answer it. In the 8-K filed on 05/15/2012, the company reports that “For the year to date through May 9, 2012, we repurchased an additional 997,165 shares for a total of $60.2 million.” Now, would you be able to provide the exact shares outstanding by the latest date of 05/09/2012 after giving the effect of the above shares repurchased? Thanks in advance for your help in this matter.

We had 49,433,675 shares outstanding as of May 9, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: June 1, 2012	By:	/s/ Richard E. Robbins
Richard E. Robbins
General Counsel and Corporate Secretary